UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                         AMENDMENT NO. 3 TO FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  February 16, 2007


                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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This 8-K/A amends the 8K previously filed on June 8, 2007 to comply with the disclosure requirements of Item 304(a)(1)(ii) of Regulation S-B to properly disclose the change in our certifying accountant.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous Independent Accountants

i) On February 16, 2007, SF Partnership LLP ("SF") provided a letter to tender their resignation as the Company's certifying accountant. The letter advised the Company that the professional standards and firm policies prevent SF from becoming a creditor of a client to the extent that objectivity may appear to be impaired. Accordingly, as a result of unpaid back fees due to SF by the Company, SF is not currently independent and therefore was not in a position to provide any further audit services.

ii) The decision to change accountants was recommended and approved by the Company's Audit Committee.

iii) The reports of SF on the Company's consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 and any subsequent interim period through September 30, 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of an explanatory paragraph in the opinion related to the financial statements for the fiscal years ended December 31, 2005 and 2004 and any subsequent interim period through September 30, 2006 indicating substantial doubt about the Company's ability to continue as a going concern.

iv) In connection with the audits of the Company's consolidated financial statements for the two years ended December 31, 2005 and 2004 and any subsequent interim period through September 30, 2006, (1) there were no disagreements with SF on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of SF, would have caused SF to make reference to the matter in its report and (2) there were no "reportable events" as that term is defined in Item 304 of Regulation S-B promulgated under the Securities Exchange Act of 1934 ("Item 304").

The Company submitted a letter to the former accountant requesting a comment with respect to their agreement or disagreement with the disclosures in the Form 8-K/A. A copy of the letter is annexed hereto as Exhibit 1.

SF Partnership LLP has reviewed the disclosures contained in this Form 8-K report. SF Partnership LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission, a copy of which is attached as Exhibit 16.1, in accordance with Item 304(a)(3) of Regulation S-B, indicating that it agrees with the above disclosure or providing any new information, clarifying the Company's disclosures herein, or stating any reason why SF Partnership LLP does not agree with any statements made by the Company in this report.

New Independent Accountants

On December 10, 2008, Bernstein & Pinchuk LLP ("New Accountant") was engaged as the Registrant's new independent certified public accountants. The decision to engage New Accountant as the Company's independent registered public accounting firm was approved by the Company's Board of Directors on December 1, 2008.

During the year ended December 31, 2007 and for the period August 26, 1996 (inception) to December 31, 2007, through this date of disclosure, the Company did not consult New Accountant regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or an event identified in response to (a)(1)(iv) of Item 304.


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS


(a) Exhibits

       Exhibit 1      Letter to SF Partnership LLP
                        Dated May 8, 2007

       Exhibit 16.1   Letter from SF Partnershipp LLP
                        Dated June 14, 2007


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                                SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




DATED:  December 12, 2008.           EMPIRE GLOBAL CORP.


                                     Per: /s/ KEN CHU
                                         ------------------------------
                                          KEN CHU
                                          Chief Executive Officer